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Exhibit 99.1

Investor Contact:	Press Contact:

Steve Kunszabo	Jessica Yingling
Organovo Holdings, Inc.	Little Dog Communications
+1 (858) 224-1092	+1 (858) 480-2411
skunszabo@organovo.com	jessica@litldog.com

BARRY MICHAELS TO RETIRE AS ORGANOVO CHIEF FINANCIAL OFFICER

SAN DIEGO, Ca. – January 19, 2016 – Organovo Holdings, Inc. (NYSE MKT:ONVO) (“Organovo”), a three-dimensional biology company focused on delivering scientific and medical breakthroughs using its 3D bioprinting technology, today announced that Barry Michaels, chief financial officer (“CFO”), will retire after the end of the Company’s current fiscal year.  Michaels, whose outstanding career spans over 40 years, has served as CFO of the San Diego, CA-based biotechnology company since August 2011.  The Company will immediately commence a search process to identify a successor and ensure a smooth transition of responsibilities.

"As part of the leadership team, Barry has been instrumental in Organovo’s transition from a start-up R&D company into the publicly traded, growing product development company we are today," said Keith Murphy, CEO.  "Barry and his team have done a tremendous job leading Organovo’s financial activities, ensuring our access to capital to fund growth during a pivotal period in our history.  At the same time, Barry has also provided guidance to our employees and helped shape a strong culture. His many contributions have better positioned the Company for sustainable growth and success.  Although we will be sad to see him leave, all of us wish Barry and his family the best in his retirement."

Remarking on his retirement, Michaels said, “I am grateful for the experience I have had at Organovo.  It has been a privilege and pleasure to be a member of this team, helping execute an ambitious strategy to change the shape of medical research and practice.  I am proud of what we have accomplished together and I look forward to my colleagues continued success and wish them well.”

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications.  The Company develops 3D human disease models through internal development and in collaboration with pharmaceutical and academic partners.  Organovo's 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost.  The Company recently launched its initial product of the planned exVive3DTM portfolio offering, the exVive3D Human Liver Tissue for use in toxicology and other preclinical drug testing.  Additional products are in development, with the anticipated release of the exVive3D Human Kidney Tissue scheduled for the third quarter of calendar year 2016.  The Company also actively conducts early research on specific tissues for therapeutic use in direct surgical applications.  In addition to numerous scientific publications, the Company's technology has been featured in The Wall Street Journal, Time Magazine, The Economist, and numerous other media outlets.  Organovo is changing the shape of medical research and practice.  Learn more at www.organovo.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the market acceptance of the Company's products and services; the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies; and the Company's ability to successfully complete the contracts and recognize the revenue represented by the contracts included in its previously reported total contract bookings.  These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 9, 2015 and its Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future.  Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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